UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Blvd., Suite 750

Beverly Hills, California 90211

(Address of principal executive offices)

Registrant’s telephone number, including area code: 310-598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BARFRESH FOOD GROUP INC.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 13, 2018, Barfresh Food Group, Inc., a Delaware corporation (the “Company”), held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

A total of 99,771,329 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting to consider and vote on the matters listed below. This represented approximately 83.4% of the Company’s shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in the Company’s 2018 definitive proxy statement filed with the SEC on August 9, 2018, were submitted to a vote of the stockholders and approved at the Annual Meeting.

Proposal 1 – To elect Riccardo Delle Coste, Steven Lang, Arnold Tinter, Alice Elliot, Joseph M. Cugine, Alexander H. Ware and Isabelle Ortiz-Cochet to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

The Company’s stockholders elected the following seven directors, based on the following final voting results:

Name	FOR	WITHHOLD	BROKER NON- VOTE
Riccardo Delle Coste	79,375,701	449,836	19,945,792
Steven Lang	79,234,564	590,973	19,945,792
Arnold Tinter	79,234,814	590,723	19,945,792
Alice Elliot	79,756,112	69,425	19,945,792
Joseph M. Cugine	79,726,112	99,425	19,945,792
Alexander H. Ware	79,755,909	69,628	19,945,792
Isabelle Ortiz-Cochet	79,756,149	69,388	19,945,792

Proposal 2 – To ratify the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

The Company’s stockholders ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, based on the following final voting results:

FOR	AGAINST	ABSTAIN
99,543,2114	47,523	180,595

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: September 17, 2018		/s/ Joseph Tesoriero
	By:	Joseph Tesoriero
	Its:	Chief Financial Officer